                    FIRST AMENDMENT TO RESTRUCTURE AGREEMENT

       THIS FIRST AMENDMENT is made as of the 5th day of January, 2002 by and between PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P. ("Palisade"), Dean J. Yimoyines ("Dr. Yimoyines") and OPTICARE HEALTH SYSTEMS, INC. ("OptiCare").


                               W I T N E S S E T H

       WHEREAS, OptiCare, Palisade and Dr. Yimoyines entered into a certain Restructure Agreement dated the 17th day of December 2001 (the "Restructure Agreement"), which Restructure Agreement is subject to, among other things, further negotiation between Palisade and Bank Austria Creditanstalt Corporate Finance, Inc. as agent for the lenders ("Bank Austria") with regard to the nature and amount of credit support that was to be supplied by Palisade to Bank Austria in connection with a promissory note of OptiCare to be issued to Bank Austria pursuant to the Restructure Agreement, and Palisade and Bank Austria have determined that a satisfactory agreement regarding such credit support cannot be reached, and

       WHEREAS, OptiCare and Palisade now desire to modify the Restructure Agreement to provide for Palisade and Dean J. Yimoyines, M. D. ("Dr. Yimoyines") to make a loan to OptiCare in the amount of $14MM and an equity investment of $4MM in OptiCare's participating preferred stock as described herein in order to enable OptiCare to settle in full the obligations of OptiCare to Bank Austria, thereby eliminating the need for such promissory note and such credit support, and

       WHEREAS, Palisade, OptiCare, and Dr. Yimoyines are desirous of amending the Restructure Agreement to reflect such terms.

       NOW, THEREFORE, the parties hereto agree as follows:

       1. Paragraph D of the Section entitled "Background" is amended in its entirety to read as follows:

          "Palisade has agreed, and Dr. Yimoyines, at Palisade's insistence, and as a condition to Palisade's investment in OptiCare, has agreed, on the terms and subject to the conditions set forth in this Agreement, to make preferred stock investments in, and to provide loans to, OptiCare and certain of its subsidiaries, as provided below, to permit OptiCare and certain of its subsidiaries to repay Bank Austria its debt at a substantial discount and to repay the advance by Alexander Enterprise under the Amended Bridge Loan. In exchange for such preferred stock investments and such loans, Palisade and Dr. Yimoyines shall receive new participating preferred stock and warrants in OptiCare (collectively, the "Warrants") and subordinated notes of OptiCare, all as further described herein. All references in this Agreement to "Dr. Yimoyines" with respect to such investment and the purchase of such securities shall mean Dr. Yimoyines or his spouse, family members, or a trust for the benefit of any of his family members."

       2. Paragraph E. of the Section entitled "Background" is amended by deleting "in reliance in part on credit support to be provided by Palisade." and by inserting in its place the words "contingent upon the cash investments and loans to be provided by Palisade and Dr. Yimoyines."

       3. Paragraph F of the Section entitled "Background" is amended in its entirety to read as follows:

          "Palisade proposes to provide the investment and loan described herein in order to allow OptiCare to make the cash payment to Bank Austria described in Paragraph 2.12 in order to induce Bank Austria to accept payment from OptiCare of significantly less than the debt due to it in full settlement."

       4. The first full sentence of Section 1. is amended by replacing the word "Warrant " with the word "Warrants", and by inserting the words "shares of" immediately following the words "the authorized number of."

       5. The third and fourth sentences of Section 1. are amended and replaced in their entirety by the following:

          "This Agreement is contingent upon OptiCare and Bank Austria entering into a definitive written agreement acceptable to Palisade in its sole discretion regarding the nature and amount of cash to be paid by OptiCare to Bank Austria in consideration for extinguishing all claims of Bank Austria against OptiCare (the "Bank Austria Contingency"). At any time from and after the date hereof, if either OptiCare or Palisade, in its sole judgment, determines that a definitive agreement satisfactory to it in all respects resolving the Bank Austria Contingency has not been entered into, OptiCare or Palisade may, upon notice to the other, terminate this Agreement. "




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

       6. Section 2 is amended and replaced in its entirety by the following:

          "2. RESTRUCTURE DOCUMENTS. Subject to the conditions in this Agreement, OptiCare, Palisade, and Dr. Yimoyines agree to the following terms and to execute and deliver the following documents (collectively, the "Restructure Documents"):

                       2.1. OptiCare is authorizing the issuance of 3,500,000
               shares of Series B 12.5% voting convertible participating preferred stock having terms substantially as set forth in the Certificate of Designation attached as Schedule 2.1 (the "New Preferred Stock") with an aggregate initial redemption value of $1.40 per preferred share, for each share of New Preferred Stock convertible into OptiCare Common Stock initially on a ten-for-one basis (subject to adjustment as provided therein), with voting rights on an as converted basis with OptiCare's Common Stock, as provided therein, at any time and having the other terms described therein, and will recommend that OptiCare's shareholders approve an increase in the amount of authorized shares of Common Stock to provide for the possible future exercise of warrants being granted to Palisade and Dr. Yimoyines and conversion of the New Preferred Stock along with the other Shareholder Proposals.

                       2.2. On the Effective Date, OptiCare will deliver (in
               addition to shares of New Preferred Stock delivered pursuant to Paragraphs 2.9 and 2.10) a certificate representing 2,571,429 shares of the New Preferred Stock to Palisade and a certificate representing 285,714 shares of New Preferred Stock to Dr. Yimoyines.

                       2.3. In connection with Palisade providing a loan to
               OptiCare totaling $13,900,000 as set forth in Paragraph 2.6, on the Effective Date, OptiCare will issue a warrant (the "Palisade Warrant") to Palisade, permitting a purchase of 17,375,000 shares of OptiCare Common Stock, a copy of which Palisade Warrant is annexed as "Schedule 2.3".



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


                       In connection with Dr. Yimoyines providing a loan as set
               forth in Paragraph 2.6, on the Effective Date, OptiCare will issue a warrant (the "Yimoyines Warrant") to Dr. Yimoyines, permitting a purchase of 125,000 shares of OptiCare Common Stock, which Yimoyines Warrant will be substantially identical to the Palisade Warrant.

                       2.4. In payment of the New Preferred Stock, Palisade
               shall, on the Effective Date, pay OptiCare a total of $3,600,000 and Dr. Yimoyines shall, on the Effective Date, pay OptiCare, in immediately available funds, a total of $400,000, each pursuant to the wire transfer instructions set forth in "Schedule 2.4".

                       2.5. OptiCare is borrowing from CapitalSource on the
               Effective Date approximately $7,000,000 on an asset-based line and an additional $3,000,000 under an equipment term loan, all pursuant to the CapitalSource loan documents.

                       2.6. Palisade shall, on the Effective Date, loan to
               OptiCare $13,900,000 pursuant to the subordinated secured note from OptiCare and its subsidiaries to Palisade (the "Palisade Note") annexed as "Schedule 2.6".

                       Dr. Yimoyines shall, on the Effective Date, loan to
               OptiCare $100,000 pursuant to a subordinated secured note from OptiCare and its subsidiaries to Dr. Yimoyines (the "Yimoyines Note"), which Yimoyines Note will be substantially identical to the Palisade Note.

                       The Palisade Note and the Yimoyines Note shall each bear
               interest at 11.5% per annum and shall have a maturity date of ten
               (10) years from the Effective Date.

                       2.7. To secure the Palisade Note and the Yimoyines Note,
               OptiCare and its subsidiaries shall grant a security interest in all of their assets, second and subordinate in all respects to the security interest of

               CapitalSource. Palisade and Dr. Yimoyines agree to execute a subordination agreement reasonably acceptable to CapitalSource.

                       2.8. OptiCare will use a portion of the proceeds of the
               loans from CapitalSource, Palisade and Dr. Yimoyines and the stock investments by Palisade and Dr. Yimoyines to settle the claims of Bank Austria in full and to acquire certain assets of Bank Austria pursuant to a Bank Austria Restructure Agreement to be entered into by OptiCare and Bank Austria (which shall be acceptable to Palisade in its sole discretion).

                       2.9. OptiCare will use a portion of the proceeds of the
               stock investments by Palisade and Dr. Yimoyines to repay $2,300,000 of principal plus interest of the Amended Bridge Loan to Alexander Enterprise pursuant to the payoff agreement and instructions attached as "Schedule 2.9".

                       2.10. As of the Effective Date, Palisade, as a
               participant in the Amended Bridge Loan pursuant to the Participation Agreement relating thereto, executed in connection therewith and dated as of January 5, 2001 (the "Bridge Loan Participation Agreement"), shall be issued, in lieu of cash payment on account of its participation in the principal amount of $400,000 in the Amended Bridge Loan, 285,714 shares of OptiCare New Preferred Stock, plus additional shares of New Preferred Stock for accumulated interest.

                       2.11. As of the Effective Date, Linda Yimoyines, as a
               participant in the Amended Bridge Loan pursuant to the Bridge Loan Participation Agreement relating thereto, shall be issued, in lieu of cash payment on account of her participation in the principal amount of $50,000 in the Amended Bridge Loan, 35,714 shares of OptiCare New Preferred Stock, plus additional shares of New Preferred Stock for accumulated interest.

                       2.12. OptiCare agrees to submit to its shareholders at
               the next shareholders' meeting, if not already approved as part of the Shareholder Proposals, an Amendment to the Performance Stock Program to provide 10% of the fully diluted shares of Common Stock, Preferred Stock and

               Warrants outstanding to be issued to OptiCare's key employees and directors and to extend the date thereof to December 31, 2006. Palisade agrees to vote its stock and the proxies entitling it to vote for approval of such amendment.

                       2.13. Palisade and Dr. Yimoyines on the one hand, and
               OptiCare on the other, shall, as of the Effective Date, enter into a Registration Rights Agreement regarding the Common Stock of OptiCare currently held by Palisade, the Common Stock issuable pursuant to warrants currently held by Palisade and Dr. Yimoyines, and the Common Stock of OptiCare issuable as a result of any conversion of the New Preferred Stock or on the exercise of any of the Warrants issued to Palisade and to Dr. Yimoyines pursuant to this Agreement.

                       2.14 OptiCare shall, on the Effective Date, obtain and
               deliver the resignations of three (3) directors of its Board of Directors.

                       2.15 OptiCare shall, as of the Effective Date, amend its
               Bylaws to include the provisions set forth in "Schedule 2.15".

                       2.16 On the Effective Date, OptiCare shall pay to Norman
               Drubner, Trustee of the OptiCare D&O Tail Policy Trust (the "Tail Policy Trust"), the sum of $225,000 to be held under and for the purposes of the Tail Policy Trust. A copy of the Trust Agreement of the Tail Policy Trust is annexed as "Schedule 2.16". OptiCare agrees to execute such Trust Agreement on the Effective Date."

       7. The first sentence of Section 4.A.2 is amended to add "and the Palisade Note and the Yimoyines Note" immediately following "the Warrants", and to add the words "and to Dr. Yimoyines" immediately following "to Palisade."

       8. The second sentence of Section 4.A.2 is amended to add "and the Palisade Note and the Yimoyines Note" immediately following "the Warrants" [other than in clause (iii)], to add the words "and to Dr. Yimoyines" immediately following "to Palisade," to add the words "(as defined therein)" immediately following the words "Warrant Shares described therein," and to add a new clause
(iv) reading: "(iv) the Palisade Note and the Yimoyines Note will have been validly issued and will represent legal, valid and binding obligations of OptiCare enforceable in accordance with their terms."

       9. Section 4.A.4 is amended and replaced in its entirety with the following:

          "4.A.4. Delaware GCL Section 203. The Board of Directors of OptiCare duly adopted resolutions approving the transactions by which Palisade acquired its 2,000,000 shares of OptiCare Common Stock and became an "interested stockholder" prior to such transactions. Such resolutions have not been repealed or modified as of the date hereof."

      10. Section 4.A.7 is amended by adding the words "and the Palisade Note and the Yimoyines Note" immediately following "the Warrants" and by adding the words, "Dr. Yimoyines" immediately following "in favor of Palisade."

      11. Section 4.A.24 is amended by replacing the reference to "Sections 1.01 to 1.23" by reference to "Sections 4.A.1 to 4.A.23" and by adding the following new sentence:

          "Palisade shall be entitled to receive at the time of the Closing such officers' certificates, legal opinions or other documents as Palisade may reasonably request to confirm such representations."

      12. Subsection 4.B.1(f) is amended and replaced in its entirety with the following:

          "(f) Conversion Stock. OptiCare will at all times, so long as the New Preferred Stock or Warrants are outstanding, reserve such authorized shares of Common Stock as are necessary for the full conversion or exercise of the New Preferred Stock and Warrants. The issuance of shares of such Common Stock upon conversion of the New Preferred Stock or exercise of the Warrants will be duly authorized by all necessary corporate action on the part of OptiCare and, when issued upon conversion of the New Preferred Stock or exercise of the Warrants in accordance with the terms thereof, such Common Stock will have been validly issued and will be fully paid and non-assessable."

      13. The definition of "Permitted Liens" in Section 4.D is amended by adding the words "and



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


G. E. Capital Corporation" immediately after the words "Dr. Bauman."

      14. Section 6.1 is amended and replaced in its entirety by the following:

          "6.1 OptiCare agrees that for so long as Palisade holds more than 50% of the voting power of OptiCare, (i) OptiCare's Board of Directors will consist of not more than five members (or such greater number as Palisade may reasonably request), and (ii) OptiCare shall cause such number of persons designated by Palisade from time to time to be nominated for, and elected to, the Board of Directors of OptiCare so that if desired by Palisade a number of directors equal to the minimum number necessary to constitute a majority of the Board of Directors of OptiCare will be persons so designated by Palisade.

      15. Section 6.2 is amended and replaced in its entirety by the following:

          "6.2 For so long as Palisade holds more than 50% of the voting power of OptiCare, OptiCare shall not take any of the following actions without the approval of a majority of its Independent Directors (as defined below):

                  (a) Issuance to Palisade or any affiliate of Palisade (other than pursuant to the terms of securities then held by Palisade) of (A) any new class or series of preferred stock out of the "blank check" preferred stock authorized by OptiCare's certificate of incorporation, as amended from time to time, (B) any new class or series of preferred stock authorized or to be authorized hereafter under an amendment of the certificate of incorporation of the OptiCare, or (C) any security convertible into or exchangeable for (with or without payment of any additional consideration) any of the securities described in clauses A or B hereof.

                  (b) For purposes of this Section 6, "Independent Director" means a director who qualifies as an "independent director" under Rule 121 of the American Stock Exchange.

                  (c) No amendment of this Section 6.2 shall be made without the approval of the Independent Directors.

      16. Section 7 is amended and replaced in its entirety by the following:


                                                                               8
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          "7. TERMINATION. Palisade shall have the right, in its sole discretion, to terminate this Agreement at any time, by notice to OptiCare (in which case this Agreement shall cease to be of any further force and effect), in the event that (i) the Bank Austria Contingency is not satisfied in Palisade's sole discretion, (ii) the Bank Austria Restructure Agreement referred to in Paragraph 2.8 terminates in accordance with its terms without the transactions contemplated thereby having been consummated, (iii) Capital Source advises Palisade or OptiCare that Capital Source is not prepared to proceed to consummate the financing described in Paragraph 2.5, or
          (iv) any of the Shareholder Proposals is disapproved by OptiCare's shareholders. OptiCare shall have the right, in its sole discretion, to terminate this Agreement at any time, by notice to Palisade (in which case this Agreement shall cease to be of any further force and effect), in the event that the Bank Austria Contingency is not satisfied in OptiCare's sole discretion."

      17. Section 8 is amended by deleting the last full sentence thereof.

      18. Section 9.3 is amended by replacing the words "Bergman, Horowitz & Reynolds, P.C." with "Withers Bergman LLP," and by renumbering subsection (B) as subsection (C), and by inserting a new subsection (B) as follows:

                   (B)    If to Dr. Yimoyines:

                          Dean J. Yimoyines, MD
                          OptiCare Eye Health Centers, Inc.
                          160 Robbins Street
                          Waterbury, CT 06708

                          With a copy to:

                          Dean J. Yimoyines, MD
                          Bristol Road
                          Middlebury, CT  06762

      19. Subsection 9.6 is amended and replaced in its entirety by the following:

          "9.6. Jurisdiction. OptiCare, Palisade and Dr. Yimoyines each agree to submit to the jurisdiction of the United States District Court for the Southern District of New York, as well as the jurisdiction of all courts to which an appeal may be


                                                                               9
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          taken from the aforesaid court for the purpose of any suit, action or proceeding arising out of or with respect to this Agreement or any of the Restructure Documents and each waives any objections they each may have as to venue in such courts."

      20. A new Section 9.7 is added as follows:

          "9.7. Attorney Fees and Expenses. OptiCare shall reimburse Palisade for all reasonable out-of-pocket expenses including fees and disbursements of its counsel in connection with this Restructure Agreement and the closing of the transactions contemplated hereby."

      21. The rights, privileges, duties and obligations of the parties under the Restructure Agreement shall, except as modified above, remain unchanged and in full force and effect.





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       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.



Signed, Sealed and Delivered            PALISADE CONCENTRATED EQUITY
in the Presence of:                     PARTNERSHIP, L.P.

                                        By: Palisade Concentrated Holdings LLC,
                                        its General Partner
----------------------------------


----------------------------------      By: /s/ Mark S. Hoffman
                                           -------------------------------------
                                              Name: Mark S. Hoffman
                                              Title: Member

/s/ Robert A. Fisher
----------------------------------

/s/ Wendy S. Arrington                  /s/ Dean J. Yimoyines
----------------------------------      ----------------------------------------
                                        Dean J. Yimoyines


/s/ Robert A. Fisher
----------------------------------      OPTICARE HEALTH SYSTEMS, INC.

/s/ Wendy S. Arrington
----------------------------------      By: /s/ William A. Blaskiewicz
                                           -------------------------------------
                                              Name: William A. Blaskiewicz
                                              Title: CFO/VP




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